UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 18, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 554-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) Capital Bank Financial Corp. (“Capital Bank Financial” or the “Company”) held a special meeting of shareholders on April 18, 2016. Each proposal referenced below is described in detail in the definitive proxy statement/prospectus, dated March 15, 2016, which was filed with the Securities and Exchange Commission on March 15, 2016, and first mailed to the Company’s shareholders on or about March 18, 2016.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s Class A common shareholders at the special meeting:

Proposal No. 1 (Capital Bank Financial merger proposal): The proposal to approve the Agreement and Plan of Merger, dated as of November 22, 2015, by and between Capital Bank Financial Corp. and CommunityOne Bancorp, pursuant to which CommunityOne will merge with and into Capital Bank Financial, was approved. There were 24,997,285 votes for, 15,644 votes against, 9,933 abstentions, and no broker non-votes with respect to the Capital Bank Financial merger proposal.

Proposal No. 2 (Capital Bank Financial adjournment proposal): The proposal to adjourn the Capital Bank Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Capital Bank Financial merger proposal, was approved. There were 23,563,280 votes for, 1,450,574 votes against, 9,008 abstentions, and no broker non-votes with respect to the Capital Bank Financial adjournment proposal.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: April 18, 2016	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer